Supplemental Terms and Conditions

         This Agreement is made this 19th day of September, 1997 by and between Ford Motor Company, a Delaware corporation with its principal place of business at The American Road, Dearborn, Michigan (hereinafter called "Ford"), and Sonic Automotive, Inc., a Delaware corporation with its principal place of business at 5401 E. Independence Blvd., Charlotte, NC 28212 (hereinafter called "Sonic Automotive").

                                    AGREEMENT

     1. Definitions. For purposes hereof, the following definitions shall apply:

     a. "Agreement" shall mean the Ford, Lincoln or Mercury Sales and Service Agreement.

     b. "General Manager" shall mean the person designated by Sonic Automotive pursuant to paragraph F (ii) of the Agreement with full day to day management authority and approved by Ford in writing.

     c. "Securities Act" shall mean the Securities Act of 1933, as amended.

     d. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     e. "SEC" shall mean the Securities and Exchange Commission.

     f. "Dealership" shall mean each Ford, Mercury or Lincoln authorized dealership owned or controlled directly or indirectly by Sonic Automotive.

     g. "Delegation Certificate" shall be the instrument executed by an authorized officer of Sonic Automotive granting full day to day operational and management control of the Dealership to the General Manager.

     h. "CSI" shall mean the Customer Satisfaction Index used by Ford to measure customer satisfaction in terms of the selling process as well as after sales service, as such may be modified from time to time by Ford.

     i. "Supplemental Terms" shall mean these Supplemental Terms and Conditions.

     2. Scope. Sonic Automotive has indicated that it will seek to acquire or to apply for Ford, Mercury and Lincoln authorized dealerships. In order to simplify future discussions and to avoid any misunderstanding, these Supplemental Terms are intended to apply to those situations where Ford is willing to approve Sonic Automotive (or its designated wholly-owned or controlled direct or indirect subsidiary) as the purchaser of the capital stock or assets of a Ford, Mercury or Lincoln authorized dealership or where it is willing to enter into an Agreement with Sonic Automotive with respect to a new dealership location.


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In each situation where Ford is willing to enter into an Agreement, Sonic
Automotive will cause the Dealership to execute an Agreement and will cause such Dealership to be bound by these Supplemental Terms.

     3. Sole Ownership. To maintain financial and operational autonomy and accountability, each Dealership will be a separate corporation with the Ford, Mercury and/or Lincoln dealership operation being its sole business unless otherwise agreed in writing by Ford; provided, however, that if, at the time of acquisition of any Dealership, such Dealership is not a separate corporation, Sonic Automotive will use reasonable efforts to cause the Dealership to be held as a separate corporation as soon as practicable. Sonic Automotive shall furnish to Ford a copy of the certificate of incorporation and bylaws of each Dealership. As is required of all Ford authorized dealerships, each Dealership shall submit monthly financial and operating performance data to Ford.

     4. Capitalization. Each Dealership will be separately and fully capitalized to ensure the maintenance of net cash, working capital and operating investment in accordance with Ford guidelines. Other than through dividends permitted by the law of the state of incorporation of each Dealership, the effect of which shall not impair the ability of the Dealership to meet the above mentioned Ford capitalization guidelines, or through arms-length transactions, all cash and other assets generated by each Dealership will remain within the Dealership and none of the assets of any Dealership owned or controlled by Sonic Automotive shall be used directly or indirectly to secure the debt or liability of Sonic Automotive or any other Dealership or other business owned or controlled by Sonic Automotive; provided, however, that nothing herein shall prevent the cross collateralization of capital stock or assets among the Dealerships owned by Sonic Automotive.

     5. General Manager. Sonic Automotive shall delegate in writing the complete day to day management control of each Dealership to the General Manager of such Dealership whose appointment shall be subject to Ford's prior written approval which shall not be unreasonably withheld. The General Manager shall be designated in paragraph F (ii) of the Agreement and shall have full managerial authority and accountability for operating the Dealership in accordance with the terms of the Agreement and the Supplemental Terms. Each person nominated by Sonic Automotive as a General Manager must have substantial, successful retail automotive experience and must meet Ford's high standards for moral and ethical behavior. Upon the appointment of a General Manager, a copy of the Delegation Certificate shall be submitted to Ford. All proposed changes to the Delegation Certificate shall be in writing, submitted to Ford and subject to Ford's prior written approval. Sonic Automotive will notify Ford and obtain Ford's prior written approval of any proposed change to the General Manager, such approval not to be unreasonably withheld. Sonic Automotive shall have the right to appoint an interim General Manager as a temporary replacement for any General Manager who is terminated for cause or who voluntarily resigns, in each case without the prior written approval of Ford. In the event that an interim General Manager is appointed, Sonic Automotive shall work with Ford to appoint a permanent General Manager within 90 days after the appointment of the interim General Manager. In addition to meeting the criteria Ford customarily applies to new dealer candidates, the General Manager will be assigned to the Dealership for a sufficient time (being a minimum of 3 years unless otherwise agreed by Ford in writing) to allow the



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General Manager to develop and maintain ties to the local community evidenced by involvement in community civic and charitable organizations. The General Manager must reside in the Dealer Locality as required by the Agreement.

     6. Compensation Plans. Sonic Automotive will cause each Dealership to provide to its General Manager and other key employees of the Dealership, as deemed appropriate, as part of their compensation, incentive programs that will provide specific financial rewards to the General Manager and such other employees that are payable to them at least annually and are based upon the achievement and maintenance by the Dealership of the long term and short term operating performance objectives described in paragraph 7 hereof.

     7. Performance Criteria. Should any Dealership fail to meet reasonable performance criteria established by Ford relating to such matters as sales performance, CSI and such other performance criteria that Ford may reasonably apply to all its authorized dealers, Ford will have the right to implement the following procedure. Ford shall notify Sonic Automotive and the General Manager in writing of such failure and shall grant Sonic Automotive and the General Manager 90 days to either cure the failure in total or, with respect to sales performance and CSI only, to present to Ford evidence of progress to cure the failure indicating in Ford's reasonable judgment that the failure will be cured within one year of Ford's notice. Should the failure not be cured within the above period, persons delegated with authority from Sonic Automotive immediately shall meet with authorized personnel from Ford to arrange for the orderly and expeditious replacement of the General Manager. Should agreement not be reached upon the identity of an appropriate replacement General Manager within 90 days of the end of the cure period, Ford may terminate the Agreement with immediate effect. Requirements that each Dealership consistently meet or exceed Ford's regional average retail car and truck market share and comparable dealer group average customer satisfaction ratings, as measured by CSI or other criteria established by Ford, shall be considered reasonable performance requirements. Ford will not unreasonably withhold its consent to the appointment of an appropriate replacement General Manager.

     8. Additional Appointments. Should any Dealership fail to maintain for any 12 month period the level of CSI at substantially the same level that was reported for such Dealership as of the date of its acquisition by Sonic Automotive, Sonic Automotive shall not seek or apply for another Ford authorized dealership until such time as such level of CSI is restored to Ford's reasonable satisfaction. Ford will provide each Dealership a report monthly, summarizing its CSI performance for the preceding month and for the calendar year to date. Sonic Automotive may not acquire more than two Ford and two Lincoln Mercury dealerships within any single twelve-month period. Further, unless otherwise agreed by Ford in writing, Sonic Automotive shall not seek or apply for a Ford authorized dealership if, once owning such dealership, Sonic Automotive would own or control, directly or indirectly, the lesser of (a) 15 Ford and 15 Lincoln Mercury Dealerships or (b) that number of Ford authorized dealerships with total retail sales of new vehicles in the immediately preceding calendar year of more than 2% of the total Ford and Lincoln Mercury branded vehicles sold at retail in the United States; provided, however, that in no event shall Sonic Automotive seek or apply for a Ford authorized dealership in any market area, as defined from time to time by Ford for its dealership network, that would result in



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Sonic Automotive owning or controlling, directly or indirectly, more than one
Ford authorized dealership in those market areas having 3 or less Ford authorized dealerships in them, or in Sonic Automotive owning or controlling, directly or indirectly, more than 25% of the Ford authorized dealerships in market areas, as defined from time to time by Ford for its dealership network, having 4 or more authorized Ford dealerships in them, it being understood that this proviso is intended to apply separately to Ford and to Lincoln Mercury dealerships. Should the above limitations be reached, Ford will give consideration to extending the limitations, other than the limitation relating to individual market areas, should circumstances warrant it. However, Ford's refusal to extend any limitation shall be deemed to be a reasonable action by Ford.

     9. Major Changes. Sonic Automotive shall submit to Ford copies of all effective registration statements and final reports, proxies and information statements it files with the SEC pursuant to the Securities Act or the Exchange Act within five (5) business days of filing with the SEC. Sonic Automotive, shall submit to Ford all filings submitted to the SEC by third parties that are required to disclose significant holdings or substantial acquisitions of, or changes in, the ownership of the voting securities (or other securities convertible into voting securities) of Sonic Automotive including, without limitation, Schedules 13D or 13G. Should any SEC filing disclose that (a) a person, entity or group has a binding agreement to acquire, or has acquired, voting securities (or other securities convertible into voting securities) of Sonic Automotive that would place 15% or more of the voting securities (or other securities convertible into voting securities) of Sonic Automotive into the hands of such person, entity or group, or (b) a person or entity that owns or controls fifteen percent (15%) of the voting securities (or other securities convertible into voting securities) of Sonic Automotive intends or may intend to acquire additional voting securities (or other securities convertible into voting securities) of Sonic Automotive, or (c) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Sonic Automotive or any of its subsidiaries is planned or anticipated or (d) a sale or transfer of a material amount of assets of Sonic Automotive, or any of its subsidiaries, is planned or anticipated, or (e) a change has been made or is planned to be made in the Board of Directors or management of Sonic Automotive or (f) any other material change in Sonic Automotive's business or corporate structure or (g) any action similar to those noted above, Sonic Automotive shall provide 30 days prior written notice to Ford describing the matter disclosed in such filing in detail. If any such action is believed by Ford in its reasonable judgment to have a material and adverse effect on its reputation in the market place with respect to an action described in (e), (f), or (g) or with respect to the other actions should Ford reasonably conclude that such action will not be compatible with the interests of Ford, Sonic Automotive agrees that within 90 days of Ford's notice thereof, Sonic Automotive shall sell or cause to be sold one or more of the Dealerships, as specified in the notice, to Ford or its designee at fair market value, determined in accordance with Attachment A or resign the Agreements, or provide evidence to Ford that the proposed action which gave rise to the issuance of Ford's notice will not take place. Should Sonic Automotive enter into an agreement to transfer the assets or capital stock of any Dealership to a third party, Ford's right of first refusal provided in paragraph 24(b) of the Agreement shall apply.

     10. Exclusive Dealership Facilities. Each Dealership shall operate as an exclusive fully-dedicated Ford and/or Mercury and/or Lincoln dealership, as the case may be, and



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Sonic Automotive will not accept a sales and service agreement with any other automobile manufacturer or importer or allow the merchandising, display, sale or service of new vehicles other than Ford, Mercury or Lincoln vehicles at the facilities and locations approved by Ford and used by any Dealership for the conduct of its business ("Ford Approved Facilities"). Unless otherwise agreed in writing, should Sonic Automotive acquire a Dealership having a sales and service agreement with a competitive automobile manufacturer or importer and related sales and service operations at the Ford Approved Facilities, it shall cause the Dealership to relocate such competitive sales and service operations from the Ford Approved Facilities within one year of acquisition; provided, however, that Ford shall grant Sonic Automotive additional time to effect such relocation if Ford believes Sonic Automotive is making reasonable progress in so doing. No Dealership will merchandise, display or sell new Ford, Mercury or Lincoln vehicles at any unauthorized location including those owned or controlled by Sonic Automotive. In conducting its advertising programs each Dealership shall portray the products it is authorized to sell and service under the Agreement in a distinctive manner taking care not to mingle such advertising with advertising of competitive make new vehicles or used vehicles.

     11. Advertising. Sonic Automotive recognizes the benefit of local cooperative advertising and has indicated that it will cause each Dealership to become a fully participating member of the local Ford, Lincoln or Mercury dealer advertising group (FDAF/LMDA).

     12. Auctions. Used vehicle purchases from Ford sponsored auctions will be governed by a separate "Sponsored Auction Agreement" which will be executed by each Dealership.

     13. Dealership Name. The trade name and corporate name of each Dealership will be subject to Ford's approval and will not include any reference to any non-Ford, Mercury or Lincoln make vehicle.

     14. Site Control. Any existing agreement covering a Dealership or its assets relating to site control will be assumed by Sonic Automotive and shall remain in full force and effect.

     15. Dispute Settlement. Any dispute concerning the Agreement or the Supplemental Terms shall be resolved using the arbitration plan described in paragraph 18 of the Agreement; provided, however, that notwithstanding anything in the Agreement to the contrary, the use of such Plan shall be mandatory and not optional and; provided, further, that no dispute need be brought before the Ford Dealer Policy Board.

     16. Agreement and Supplemental Terms. Sonic Automotive confirms that the provisions of these Supplemental Terms are material to its relationship with Ford and that a failure by Sonic Automotive to fully comply with any material term hereof, after having been given a reasonable opportunity to cure such failure, will constitute good and just cause for Ford, in its discretion, to terminate the Agreement and these Supplemental Terms with immediate effect.



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     17. Binding Effect. These Supplemental Terms are intended to modify certain provisions of the Agreement and to be incorporated as a part of the Agreement. Should there be an inconsistency between the terms of these Supplemental Terms and any provision of the Agreement, the terms of these Supplemental Terms shall apply.

     18. Parent-Subsidiary. Sonic Automotive shall cause each Dealership to carry out the actions and to assume the responsibilities provided herein.

     IN WITNESS WHEREOF, Sonic Automotive and Ford, through their authorized officers, have set there hands on the day and year above written.


Ford Motor Company                    Sonic Automotive


By: /s/ ILLEGIBLE                     By:      /s/ O. Bruton Smith
   ---------------------                  -------------------------------------
Its: Assistant Secretary              Its: Chairman and Chief Executive Officer



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                                                                    ATTACHMENT A


The Fair Market Value shall be determined as follows:

     (a) Within 10 days after Ford has given notice to Sonic Automotive of its intention to cause Sonic Automotive to sell one or more Dealerships (herein called the "Valuation Date"), Ford and Sonic Automotive each shall designate a nationally recognized investment banking firm ("Investment Banker"). If either Ford or Sonic Automotive shall fail to designate an Investment Banker within such 10-day period, the Investment Banker designated by the other party shall determine the Fair Market Value, and such determination shall be binding on the parties.

     (b) Within 30 days after the Valuation Date, each Investment Banker shall submit to Ford and Sonic Automotive its written determination of the Fair Market Value of the Dealership or group of Dealerships. If only one Investment Banker submits a written determination within such 30-day period, the Fair Market Value shall be deemed to be the value stated in such determination.

     (c) If the two values established by the first two Investment Bankers are within ten percent (10%) of one another (as measured from the lower value), the average of the two values shall be deemed to be the Fair Market Value. If the two values established by the Investment Bankers differ by more than ten percent (10%) (measured from the lower value), the first two Investment Bankers shall, within 10 days of the Valuation Date, jointly select a third Investment Banker meeting the criteria specified in paragraph (a) who shall submit to Ford and Sonic Automotive a written determination of the Fair Market Value of the Dealership or group of Dealerships within 30 days of its appointment. If the first two Investment Bankers fail to appoint the third Investment Banker within the period specified, such appointment shall be made by the American Arbitration Association. The average of the two valuations that are closer in value shall be deemed to be the Fair Market Value of the Dealership or group of Dealerships.

     (d) Ford and Sonic Automotive each shall bear the expense of the Investment Banker hired by it and shall share equally in the expense of the third Investment Banker.